UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 22, 2006

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Lease Amendment

On February 24, 2006, BioSphere Medical, Inc. (“BioSphere”) entered into a Third Amendment to Lease (the “Lease Amendment”) with Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050 Hingham Street Realty Trust (“Realty Trust”).  The Lease Amendment further amends the Lease, dated January 7, 2000, as amended (the “Lease”), between BioSphere and Realty Trust for leased premises located at 1050 Hingham Street in Rockland, Massachusetts.

Pursuant to the terms of the Lease Amendment, the leased premises is increased to a total area of approximately 12,995 square feet at a rental fee in the amount of $19,492.50 per month, and the term of the Lease is extended through February 28, 2009.

The description of the terms and conditions of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Lease between BioSphere Medical, Inc. and Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050 Hingham Street Realty Trust, dated February 24, 2006.